Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Ferrari N.V. 2024-2026 Equity Incentive Plan and Ferrari N.V. Share Plan Addressed to All Employees 2024-2027, of our report dated February 24, 2023, with respect to the consolidated financial statements of Ferrari N.V. included in the annual report on Form 20-F of Ferrari N.V. for the year ended December 31, 2023.

/s/ EY S.p.A.

Milan, Italy

May 15, 2024